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                                                                 Exhibit 99.B(l)

                                             April 22, 2004


Jefferson Pilot Financial Insurance Company
One Granite Place
Concord, New Hampshire 03301

        RE: JPF Separate Account A (the "Separate Account") of Jefferson Pilot Financial Insurance Company ("JP Financial") Pre-Effective Amendment No. 1 to Registration Statement on Form N-6 (File No. 333-113050)
            ENSEMBLE ACCUMULATOR VARIABLE LIFE INSURANCE POLICIES

Gentlemen:

This opinion is furnished in connection with the filing of pre-effective amendment No. 1 to the registration statement of Jefferson Pilot Financial Insurance Company ("JP Financial") on Form N-6 ("Registration Statement") under the Securities Act of 1933 (the "Act") of interests in the Separate Account under its variable life insurance policies (collectively, the "Policies"). This opinion covers the Ensemble Accumulator individual flexible premium variable life insurance policy ("Ensemble Accumulator").

I am familiar with the terms of the Policies and the Registration Statement and Exhibits thereto. In my opinion:

        1. The illustrations of death benefits, accumulation value and cash value for the Policies in Appendix A of the prospectus, based on the assumptions stated in the illustrations, are consistent with the provisions of the Policies and JP Financial's administrative provisions.

        The Policies, including the rate structure under the Policies, have not been designed so as to make the relationship between premiums and benefits, as shown in the illustrations, appear materially more favorable to prospective purchasers of Policies for the age(s), gender(s), tobacco status(es), and underwriting class(es) illustrated in Appendix A than to prospective purchasers of Policies for other age(s), gender(s), tobacco status(es), and underwriting class(es). The particular illustrations shown were not selected for the purpose of making this relationship appear materially more favorable. Generally, the rates for non-tobacco users are lower than for tobacco users and the rates for females are lower than for males.

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        2. The illustrations of death benefits, accumulation value and cash value for the Policies, set forth in Appendix A of the prospectus, based on the net return of the forty-three divisions of JPF Separate Account A and the assumptions stated with the example, are consistent with the provisions of the Policies and JP Financial's administrative procedures.

        The illustrations in Appendix A have not been designed, and the underlying assumptions have not been selected, so as to make the relationship between premiums and benefits appear materially more favorable to prospective purchasers of Policies for age(s), gender(s), tobacco status(es) and underwriting class(es) illustrated in Appendix A who pay premiums in the amounts and on the schedule illustrated, than to any other prospective purchaser of a Policy under other assumptions. Generally, the rates for non-tobacco users are lower than for tobacco users and the rates for females are lower than for males.

        3. The illustrations set forth in Appendix A of the prospectus contain both the current and guaranteed rates of cost of insurance charges to be used for those Policies.

        These rates have not been designed so as to make the relationship between current and guaranteed rates appear materially more favorable to prospective purchasers of Policies for the age(s), gender(s), tobacco status(es) and underwriting class(es) illustrated in Appendix A than to any other prospective purchaser of a Policy under other assumptions. The particular illustrations shown were not selected for the purpose of making this relationship appear materially more favorable. Generally, the rates for non-tobacco users are lower than for tobacco users and the rates for females are lower than for males.

        4. The illustrations set forth in Appendix A are based on a commonly used rating classification and premium amounts and ages appropriate for the markets in which the Policies are sold.

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

                                        Sincerely,

                                        /s/ Peter V. Susi
                                        Peter V. Susi, FSA, MAAA
                                        Vice President

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